PRESS RELEASE	NASDAQ: DECT
TSX: DTL

Dectron Internationale closes financing arrangements totaling $20 million

Montreal, Quebec \ Tuesday, July 18, 2006 — Dectron Internationale Inc. (NASDAQ: DECT / TSX: DTL) announced today that it had finalized 2 separate financing arrangements totaling Cad$20,000,000.

The Company announced that it had refinanced its primary operating line with a Cad$15 million secured operating facility with HSBC Bank Canada.

The Company also announced that it had closed a Cad$5 million term loan from The Business Development Bank of Canada (BDC).

Glenn La Rusic, Chief Financial Officer of Dectron Internationale says "these loans, which significantly improve our working capital position, will allow us to continue to meet our delivery targets on our unprecedented order backlog".

About Dectron Internationale Inc.:

Dectron Internationale is a global provider of highly-engineered IAQ (Indoor Air Quality) and HVAC-R (Heating, Ventilation & Air Conditioning and Refrigeration) products and services to the building systems, food processing, medical, petrochemical, and various industrial, institutional, government and commercial markets.

About BDC:

BDC is a financial institution wholly owned by the Government of Canada. BDC actively supports the development and growth of Canadian small and medium-sized businesses through its complementary financial, investment and consulting solutions.

This release contains forward-looking statements, as described in the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties and actual results could differ materially from those projected. These forward-looking statements regarding future events and the future results of Dectron Internationale Inc. are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends, and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Readers are referred to the cautionary statements and important factors discussed in Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended January 31, 2006 for further information. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Dectron Internationale Inc.	Renmark Financial Communications
Glenn La Rusic	Phone: (514) 939-3989
Chief Financial Officer	Fax: (514) 939-3717
Phone : (514) 336-3330	www.renmarkfinancial.com
investor@dectron.com
www.dectron.com

Investors:
Tina Cameron:
tcameron@renmarkfinancial.com
Henri Perron: hperron@renmarkfinancial.com

Media:
Lynda Martineau:
lmartineau@renmarkfinancial.com